Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media Relations:	Investor Relations:
	Sheri Woodruff	John Roselli
	610-893-9555 Office	610-893-9559 Office
	609-933-9243 Mobile	john.roselli@tycoelectronics.com
	swoodruff@tycoelectronics.com	Keith Kolstrom
610-893-9551 Office
keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS ANNOUNCES AGREEMENT TO SELL
ITS RF COMPONENTS AND SUBSYSTEM BUSINESS TO COBHAM PLC

PEMBROKE, Bermuda — May 13, 2008 — Tyco Electronics Ltd. (NYSE: TEL; BSX: TEL) today announced that the company has entered into a definitive agreement to sell its Radio Frequency Components and Subsystem business to Cobham Defense Electronic Systems, a subsidiary of Cobham plc, for $425 million in cash.  The transaction is subject to customary regulatory approvals and is expected to close by the end of calendar year 2008.

The sale of the Radio Frequency Components and Subsystem business is consistent with Tyco Electronics’ strategy to divest certain businesses in an effort to streamline its portfolio and reallocate resources to its core operations. This business, which formerly was part of Tyco Electronics’ Wireless Systems segment, is classified as a discontinued operation and the results of the business are reported accordingly.  The Radio Frequency Components and Subsystem business, with approximately 2,000 employees primarily located at 11 locations throughout the U.S. and Europe, designs, manufactures and markets amplifiers, antennas, attenuators, diodes, signal generators, limiters, transistors, modulators and mixers; and microwave and millimeter wave integrated circuits for the aerospace, defense and commercial markets.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, undersea telecommunication systems and wireless systems, with 2007 sales of US$13.0 billion to customers in more than 150 countries. We design, manufacture and market products for customers in industries from automotive, appliance and aerospace and defense to telecommunications, computers and consumer electronics. With over 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage. More information on Tyco Electronics can be found at http://www.tycoelectronics.com/.

ABOUT COBHAM PLC

Cobham plc is an international company engaged in the development, delivery and support of advanced aerospace and defence systems for land, sea and air platforms. The Company specialises in the provision of components, sub-systems and services that keep people safe, improve communications and enhance the performance of aerospace and defence platforms.

Cobham Defense Electronic Systems (CDES) designs and manufactures microwave components, integrated assemblies and sub-systems for the US Department of Defense and other military and government customers around the world. It is a leading developer of all classes of air, ground and shipboard antenna subsystems, positioners, radomes, high-power microwave components and integrated assemblies, and is the market leader for many niche microwave products. CDES is also the world leader in advanced tactical military vehicle intercom systems and soldier and ground vehicle situation awareness products.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements.  The forward-looking statements in this release include statements addressing the following subjects: potential divestitures, future financial condition and operating results.  Economic, business, competitive and/or regulatory factors affecting Tyco Electronics’ businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. In addition, Tyco Electronics’ historical combined financial information is not necessarily representative of the results it would have achieved as an independent, publicly-traded company and may not be a reliable indicator of its future results.  Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended September 28, 2007 and Quarterly Reports on Form 10-Q for the quarterly periods ended December 28, 2007 and March 28, 2008, as well as in Current Reports on Form 8-K filed by Tyco Electronics.

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